                                                                Exhibit 2.2


                                   AMENDMENT NO. 1


                                          to


                               ASSET PURCHASE AGREEMENT

                               Dated as of May 5, 1998




                                        among




                                    ANACOMP, INC.,


                        FIRST FINANCIAL MANAGEMENT CORPORATION


                                         and

                                FIRST DATA CORPORATION

                               AMENDMENT NO. 1 TO ASSET
                                  PURCHASE AGREEMENT


          THIS AMENDMENT NO. 1, dated as of June __, 1998 (this "Amendment"), to Asset Purchase Agreement dated as of May 5, 1998 among Anacomp, Inc. ("Buyer"), First Financial Management Corporation ("FFMC") and First Data Corporation ("FDC" and, together with FFMC, "Sellers").


                                  W I T N E S E T H:

          WHEREAS, Buyer and Sellers have agreed that, notwithstanding the provisions of the Asset Purchase Agreement, the calculation of Closing Net Working Capital in the middle of a month is impractical; and

          WHEREAS, in order to determine Closing Net Working Capital at the end of a month and to set forth certain other mutual agreements with respect to the Asset Purchase Agreement, the parties desire to enter into this Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

          1.1. Definitions. In this Amendment, unless the context shall otherwise require, a term defined in the Asset Purchase Agreement has the same meaning when used in this Amendment and a term defined anywhere in this Amendment has the same meaning throughout.

          In addition, Section 1.1 of the Asset Purchase Agreement shall be amended by deleting the definition of "Closing Net Working Capital" set forth therein in its entirety and substituting in lieu thereof:

          "Closing Net Working Capital" means the Net Working Capital of the Division as of the close of business on May 31, 1998, as determined in accordance with Section 3.2.

          1.2. Interpretation. Each definition in this Amendment includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute or regulation means such statute or regulation as amended at the time and include any successor legislation or regulations. The heading to the

Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Amendment. Except as otherwise stated, reference to Articles, Sections, Exhibits and Schedules mean the Articles, Sections and Schedules of this Amendment.


                                      ARTICLE II

                                  PURCHASE AND SALE

          2.1.  Purchased Assets.

          (a) Section 2.1(a) of the Asset Purchase Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               "(a) All of the assets reflected on the Interim Balance Sheet, except for cash generated by the Division prior to June 1, 1998 and for those assets disposed of or converted into cash after the Interim Balance Sheet Date in the ordinary course of Business and in accordance with this Agreement;"

          (b) A new clause (q) shall be added to Section 2.1 of the Asset Purchase Agreement to read as follows:

               "(q) All cash, bank deposits, and cash equivalents in the accounts set forth in Schedule 2.1 hereto."

          2.2. Excluded Assets. Section 2.2(a) of the Asset Purchase Agreement shallb e deleted in its entirety and the following shall be substituted in liew thereof:

               "(a) All cash, bank deposits and cash equivalents generated by the Division prior to June 1, 1998;"


          2.3. Assumed Liabilities. Section 2.3(a) of the Asset Purchase Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               "(a) All liabilities reflectd in the calculation of Closing Net Working Capital and all liabilities of the type reflected in such calculation which have accrued on or after June 1, 1998;"

          2.4. Adjustment Procedure. Section 3.2(c)(i) of the Asset Purchase Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               "(i) Within sixty (60) calendar days after the Closing Date, Seller shall cause the Atlanta office of Ernst & Young LLP, on their behalf, to prepare and deliver to Buyer an unaudited consolidated balance sheet of the Division, dated as of May 31, 1998 (the "Closing Balance Sheet"), which shall include a calculation of the Closing Net Working Capital and shall certify that the Closing Balance Sheet has been prepared in accordance with the Agreed Accounting Principles and otherwise on a basis consistent with the Working Capital Model."

         2.5. Liability for Taxes. Clause (I) of Section 8.2.1(a) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               "(I) any Tax liability or reserve taken into account in the calculation of the Closing Net Working Capital as provided in
         Section 3.2 and any Tax liability or reserve of the type reflected in such calculation which has been incurred on or after June 1, calculation as of the Closing Date),"



                                     ARTICLE III

                               MISCELLANEOUS PROVISIONS

          3.1. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          3.2. Entire Agreement. With respect to the subject matter hereof, this Amendment shall supersede anything to the contrary contained in the Asset Purchase Agreement.

          3.3. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          3.4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS)OF THE STATE OF NEW YORK.

          3.5. Waiver. Any term or provision of this Amendment may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Amendment if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Amendment shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Amendment or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Amendment shall be held to constitute a waiver of any other or subsequent breach.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.


                                            ANACOMP, INC.



                                            By: /s/ George Gaskin
                                               ----------------------------
                                               Name:  George C. Gaskin
                                               Title: Senior Vice President


                                            FIRST FINANCIAL MANAGEMENT
                                               CORPORATION


                                            By: /s/ Karen Siteman
                                               ----------------------------
                                               Name: Karen Siteman
                                               Title: Assistant Secretary


                                            FIRST DATA CORPORATION


                                            By: /s/ Karen Siteman
                                               ----------------------------
                                               Name: Karen Siteman
                                               Title: Assistant Secretary

                                 SCHEDULE 2.1

1.   NationsBank

     Lockbox Account #3750218110

     Concentration/Disbursing Account #3750218165

     Payroll Disbursing Account #0101156298

     General Disbursing Account #329-99-45685



2.   Bank of America

     Lockbox Account #1233711225